Exhibit 99.1

Hemab Therapeutics Reports First Quarter 2026 Financial Results

Completed Initial Public Offering in May 2026, raising gross proceeds of $346.7 million and listing on Nasdaq

Granted Breakthrough Therapy Designation for sutacimig in Glanzmann thrombasthenia

CAMBRIDGE, MA, USA & COPENHAGEN, Denmark – May 21 2026 – Hemab Therapeutics Holdings, Inc., a clinical-stage biotechnology company developing therapies that reimagine the treatment of blood coagulation disorders to sustain life and human resilience, today announced financial results for the first quarter ended March 31, 2026 and noted recent business highlights.

“As a public company we continue our journey to accelerate progress and broaden impact for people living with serious coagulation disorders with strong momentum across our clinical programs,” said Benny Sørensen, Chief Executive Officer of Hemab Therapeutics. “The Breakthrough Therapy Designation for sutacimig in Glanzmann thrombasthenia recognizes both the potential for sutacimig to address a significant unmet need, and the urgency of bringing new treatment options to people living with Glanzmann thrombasthenia. With the successful completion of our IPO, our team remains focused on advancing sutacimig toward pivotal trials, advancing HMB-002, while continuing to expand our pipeline with the goal of bringing new therapies to those living with high unmet need coagulation disorders.”

Corporate Highlights

In May 2026, the Company completed an upsized IPO of 19,262,500 shares of its common stock, including the exercise in full of the underwriters’ option to purchase an additional 2,512,500 shares, at a public offering price of $18.00 per share. The offering raised gross proceeds of $346.7 million before deducting underwriting discounts and commissions and offering expenses payable by the Company. The Company’s common stock is now trading on the Nasdaq Global Select Market under the ticker symbol “COAG”.

Recent Business Highlights and Anticipated Milestones

Sutacimig: Sutacimig, a bispecific antibody, is the Company’s most advanced product candidate. The Company is advancing the clinical development of sutacimig for two indications: Glanzmann thrombasthenia (GT) and Factor VII Deficiency.

Glanzmann Thrombasthenia:

GT is a serious inherited bleeding disorder with a prevalence of between 1 in 350,000 and 1 in 600,000 in the United States and caused by defects in platelet aggregation. Current treatment options are limited to platelet transfusions, antifibrinolytics, recombinant Factor VIIa, and bone marrow transplantation.

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The Company is conducting a Phase 1/2 clinical trial of sutacimig in patients with GT. Part B of the trial, which evaluated the safety and tolerability profile of sutacimig and explored clinical efficacy over three months at multiple dose levels, is complete, and patients are continuing treatment with sutacimig in the long-term extension portion of the trial.

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In March, sutacimig received Breakthrough Therapy Designation from the US Food and Drug Administration (FDA) for GT, a designation awarded to medicines that treat serious or life-threatening conditions where preliminary clinical evidence suggests the potential for a substantial improvement over the current standard of care.

•	The Company is preparing for a planned Phase 3 pivotal clinical trial in patients with GT that it anticipates initiating in the second half of 2026.

•	Sutacimig has received Orphan Drug Designation from both the FDA and the European Medicines Agency (EMA) for the treatment of GT.

Factor VII Deficiency

Factor VII deficiency is a serious inherited coagulation disorder affecting approximately 1 in 500,000 people globally, that is characterized by impaired blood clotting and increased bleeding risk.

•	The Company is conducting an ongoing Phase 2 clinical trial of sutacimig for Factor VII deficiency. The Company expects to report data from the trial in late 2026 or early 2027.

HMB-002 - Von Willebrand Disease

HMB-002 is a novel monovalent antibody designed for subcutaneous prophylactic treatment of Von Willebrand Disease (VWD), one of the most common inherited bleeding disorders affecting approximately 140,000 patients.

•	The Company is evaluating HMB-002 in an ongoing Phase 1/2 clinical trial. The Company expects to report data from the trial in late 2026 or early 2027.

Pipeline Expansion

The Company is also advancing multiple preclinical and discovery-stage assets focused on coagulation disorders with the goal of addressing critical gaps in the treatment landscape.

First Quarter 2026 Financial Results

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Cash Position and Cash Runway: Cash, cash equivalents, and marketable securities totaled $163.5 million as of March 31, 2026, compared to $185.5 million as of December 31, 2025. The Company believes its current cash, cash equivalents, and marketable securities, together with net proceeds from the initial public offering completed in May 2026 of approximately $317.2 million, will enable it to fund its operating expenses and capital expenditure requirements into 2029.

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Research and Development Expenses: Research and development expenses were $19.5 million for the three months ended March 31, 2026, compared to $14.1 million for the three months ended March 31, 2025, reflecting advancement of clinical programs and regulatory activities.

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General and Administrative Expenses: General and administrative expenses were $4.2 million for the three months ended March 31, 2026, compared to $2.5 million for the three months ended March 31, 2025, including costs associated with preparing for and completing the initial public offering.

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Net Loss: Net loss was $22.7 million, or $23.98 per share, for the three months ended March 31, 2026, compared to a net loss of $15.3 million, or $16.18 per share, for the three months ended March 31, 2025.

About Hemab Therapeutics

Hemab Therapeutics Holdings, Inc. is a clinical-stage biotechnology company developing therapies that reimagine the treatment of blood coagulation disorders to sustain life and human resilience. Hemab’s mission is to discover, develop, and commercialize innovative therapies for the millions of patients worldwide suffering from serious bleeding and thrombotic diseases. Hemab is building a franchise of innovative therapeutics designed to address critical gaps in the treatment of coagulation disorders, including sutacimig (HMB-001), a bispecific antibody in clinical development for the prophylactic treatment of Glanzmann thrombasthenia and Factor VII deficiency, and HMB-002, a monovalent antibody in clinical development for the prophylactic treatment of Von Willebrand Disease.

Learn more at hemab.com. Follow us on LinkedIn, Facebook, Instagram, and X.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding Hemab’s strategy, future operations, prospects and plans, objectives of management, the anticipated timelines for reporting data from Hemab’s clinical trials, the anticipated timelines for initiating a Phase 3 clinical trial of sutacimig, Hemab’s plans to expand its pipeline, and the sufficiency of Hemab’s cash resources for the period anticipated, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Hemab may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the identification and development of product candidates, including the initiation and completion of preclinical studies and clinical trials; uncertainties as to the availability and timing of results from preclinical studies and clinical trials; the timing of and Hemab’s ability to initiate and enroll patients in clinical trials; whether results from preclinical studies and earlier clinical trials will be predictive of the results of later clinical trials; whether Hemab’s cash resources will be sufficient to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; as well as the risks and uncertainties identified in Hemab’s filings with the Securities and Exchange Commission (SEC), including the Company’s most recent Form 10-Q and in subsequent filings Hemab may make with the SEC. In addition, the forward-looking statements included in this press release represent Hemab’s views as of the date of this press release. Hemab anticipates that subsequent events and developments will cause its views to change. However, while Hemab may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Hemab’s views as of any date subsequent to the date of this press release.

Media:

Deerfield

Peg Rusconi

peg.rusconi@deerfieldgroup.com

Investors:

Hemab Therapeutics

Mads Behrndt

mads@hemab.com

Hemab Therapeutics Holdings, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Operating expenses
Research and development	$19,461	$14,101
General and administrative	4,151	2,459

Total operating expenses	23,612	16,560

Loss from operations	(23,612)	(16,560)
Other income (expense), net:
Interest income	1,219	473
Other (expense) income, net	(282)	591

Total other income, net	937	1,064

Loss before income tax expense	(22,675)	(15,496)
Income tax (expense) benefit	(12)	190

Net loss	$(22,687)	$(15,306)

Net loss per share, basic and diluted	$(23.98)	$(16.18)

Weighted average ordinary shares outstanding, basic and diluted	946,000	946,000

Other comprehensive (loss) income:
Net loss	(22,687)	(15,306)
Net unrealized gain (loss) on available-for-sale debt securities	(614)	974

Total comprehensive loss	$(23,301)	$(14,332)

Hemab Therapeutics Holdings, Inc.

Selected Consolidated Balance Sheets Data

(In thousands)

(Unaudited)

	March 31,	December 31,
	2026	2025
Assets
Cash and cash equivalents	$49,860	$87,974
Marketable securities	113,671	97,511
Prepaid expenses and other current assets	5,900	7,066
Property and equipment, net	648	609
Operating right-of-use assets	939	1,092
Other non-current assets	4,240	531

Total assets	175,258	194,783
Liabilities and stockholders’ deficit
Accounts payable	5,682	5,734
Operating lease liabilities	544	647
Operating lease liabilities, net of current portion	519	573
Accrued expenses and other current liabilities	6,963	4,296

Total liabilities	13,708	11,250
Total convertible preferred stock and convertible preference shares	360,168	360,168
Total stockholders’ deficit	$(198,618)	$(176,635)

Hemab Therapeutics Holdings, Inc.

Selected Consolidated Statements of Cash Flows Data

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Net cash used in operating activities	(21,584)	(13,033)
Net cash used in investing activities	(15,847)	(5,994)
Net cash used in financing activities	(460)	(29)
Effect of foreign exchange rate changes on cash and cash equivalents	(223)	—

Net decrease in cash and cash equivalents	$(38,114)	$(19,056)